EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-103071 and 333-132174) of our report dated November 29, 2007 with respect to the fiscal year 2007 consolidated financial statements and the effectiveness of internal control over financial reporting of ARGON ST, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended September 30, 2007.
/s/ Grant Thornton LLP
McLean, Virginia
November 29, 2007

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